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EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in Registration Statement Nos. 333-12313, 333-62959, 333-88803, 333-40644, 333-50138, 333-76074 and 333-111066 on Form S-8 of our report dated March 14, 2005, relating to the consolidated financial statements of Brooktrout, Inc. appearing in this Annual Report on Form 10-K of Brooktrout, Inc. for the year ended December 31, 2004.

/s/ Deloitte & Touche LLP

Boston, Massachusetts
March 14, 2005

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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM